Exhibit 99.1
ABM INDUSTRIES ANNOUNCES SECOND QUARTER FISCAL 2008 FINANCIAL RESULTS
Company Achieves Second Quarter Sales of $938.5 Million
Reiterates Fiscal 2008 GAAP EPS Guidance of $1.00-$1.15
NEW YORK, NY — June 3, 2008 — ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor, today reported sales and other income for the second quarter of fiscal 2008 of $938.5 million, up 34.5%, from $697.9 million in the second quarter of fiscal 2007. Net income for the second quarter of fiscal 2008 was $11.1 million ($0.22 per diluted share), compared to $16.7 million ($0.33 per diluted share) for the prior year second quarter.
The Company’s non-GAAP earnings from operations increased 25.2% to $25.8 million in the second quarter of fiscal 2008, from $20.6 million in the second quarter of fiscal 2007. The non-GAAP earnings from operations excludes several items affecting comparability, including a charge associated with the impairment of goodwill in the Company’s Lighting segment, which had a $4.5 million ($0.08 per diluted share) impact. The majority of the goodwill impairment is not tax deductible. In addition, expenses associated with corporate and infrastructure initiatives, and the integration of OneSource reduced net income in the second quarter of fiscal 2008. These were partially offset by a benefit from the reduction in self-insurance reserves relating to prior years in the second quarter of fiscal 2008. The second quarter of 2007 included a gain from the sale of an off-airport parking garage lease. (See “Reconciliation of ABM Industries Non-GAAP Earnings from Operations to Consolidated Operating Profit” in the accompanying financial tables.)
“Our strong second quarter performance reflects continued organic growth of our broad customer base and the benefit of recent acquisitions, which contributed $219.0 million of additional revenue,” stated Henrik Slipsager, ABM’s president and chief executive officer. “We executed well against our operating plans and experienced strong revenue and non-GAAP earnings from operations in our Janitorial, Parking, Security and Engineering segments, despite the current economic environment and one additional work day in the quarter, which increases labor expenses on Janitorial fixed price contracts. We continue to make excellent progress on the integration of OneSource and have met many of our key milestones, including realizing $6.8 million in synergies, a $14.5 million reduction in our outstanding debt, and with the OneSource transaction accretive in the second quarter. To date, we have accomplished, on an annualized basis, approximately 50 to 60 percent of the cost saving synergies related to the integration of OneSource, which is slightly better than anticipated.”
Mr. Slipsager concluded, “I am very pleased with the way our people are performing across our segments and remain confident that our operating discipline will serve us well as we leverage our recent acquisitions. We are conducting a strategic evaluation of our lighting segment as we continue focusing management’s attention and capital on our core businesses.”
The Company reported net income for the six months ended April 30, 2008 of $17.4 million ($0.34 per diluted share) on sales of $1.9 billion, compared to $25.4 million ($0.51 per diluted share) on sales of $1.4 billion in the same period last year. Excluding items affecting comparability, the Company’s non-GAAP earnings from operations increased 46.8% to $43.9 million in the first six months of fiscal 2008 from $29.9 million in the same period last year. (See “Reconciliation of ABM Industries Non-GAAP Earnings from Operations to Consolidated Operating Profit” in the accompanying financial tables.)
Guidance
The Company is maintaining its fiscal 2008 non-GAAP diluted earnings per share guidance of $1.20 to $1.35. The Company continues to expect fiscal 2008 GAAP diluted earnings per share to be in the range of $1.00 to $1.15. In addition, as previously communicated, fiscal 2008 has one additional work day, which increased labor expenses by $2.3 million ($0.05 per diluted share) in the second quarter due to Janitorial fixed price contracts.
A reconciliation of non-GAAP guidance for fiscal 2008 is included in the tables below titled: “Reconciliation of Consolidated GAAP to Consolidated Non-GAAP Earnings Guidance for 2008.”
Conference Call
On Tuesday, June 3, 2008 at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer James S. Lusk. The webcast will be accessible at: http://investor.shareholder.com/media/eventdetail.cfm?eventid=55184&CompanyID=ABM&e=1&mediaKey=C3DA5A2F31A40959E5A7664D2A8BEF5D. (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of one year.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877/604-9667 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888/203-1112, and then entering ID #1901044.
About ABM Industries
ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2007 revenues in excess of $2.8 billion and more than 105,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities across the United States as well as Puerto Rico and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial Services; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2008. Any number of factors could cause the Company’s actual results to differ materially from those anticipated in the remainder of the year. These risks and uncertainties include, but are not limited to: (1) diversion of management time and focus from operations as a result of the OneSource and other acquisitions or the failure to timely realize anticipated cost savings and synergies or at all; (2) functional delays and resource constraints from the Company’s transition to new information technology systems; (3) disruption in functions affected by the transition to a Shared Services Center and relocation of corporate headquarters from San Francisco to New York City; (4) a change in the frequency or severity of claims against the Company, a deterioration in claims management, the cancellation or non-renewal of the Company’s primary insurance policies or a change in our customers’ insurance needs; (5) a change in the Company’s estimated claims costs that affects results as the Company bases its pricing in part on estimated claims costs; (6) debt service requirements that cause expense variations and affect cash flow; (7) impairment of goodwill recognized on the OneSource or other acquisitions; (8) labor disputes that lead to a loss of sales or expense variations; (9) a decline in commercial office building occupancy and rental rates that lowers sales and profitability; (10) financial difficulties or bankruptcy of a major customer; (11) slowing of acquisition activity; (12) the loss of long-term customers; (13) intense competition that lowers revenue or reduces margins; (14) an increase in costs that the Company cannot pass on to customers; (15) natural disasters or acts of terrorism that disrupt the Company in providing services; (16) significant accounting and other control costs that reduce the Company’s profitability; and (17) other issues and uncertainties that may include: unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, new accounting pronouncements or changes in accounting policies, changes in U.S. immigration law that raise the Company’s administration costs, labor shortages that adversely affect the Company’s ability to employ entry level personnel, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, low levels of capital investments by customers, which tend to be cyclical in nature, that adversely impact the results of the Company’s Lighting segment; and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated condensed financial statements presented on a GAAP basis, ABM has presented its second quarter operating profit for fiscal 2008 and 2007, and fiscal 2008 guidance as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, non-GAAP earnings from operations is among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute gross margin or earnings per share prepared in accordance with generally accepted accounting principles in the United States.

— FINANCIAL TABLES FOLLOWING —
###
CONTACT:
David L. Farwell
Senior Vice President, Chief of Staff and
Treasurer
ABM Industries Incorporated
(212) 297-0200

Financial Schedules
GAAP Basis
(In thousands, except per share data)
BALANCE SHEET SUMMARY

	April 30,	October 31,
	2008	2007
	(UNAUDITED)
Assets
Cash and cash equivalents	$17,405	$136,192
Trade accounts receivable, net	498,408	370,493
Other current assets	169,808	136,205

Total current assets	685,621	642,890
Goodwill	553,886	252,179
Other intangibles, net	54,459	24,573
All other assets	327,648	201,031

Total assets	$1,621,614	$1,120,673

Liabilities
Current liabilities	$390,847	$289,744
Non-current liabilities	610,346	225,171

Total liabilities	1,001,193	514,915
Stockholders’ Equity	620,421	605,758

Total liabilities and stockholders’ equity	$1,621,614	$1,120,673

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
	2008	2007

Net Cash Provided By Operating Activities	$45,898	$7,044

Net Cash Used In Investing Activities	$(17,179)	$(9,354)

Common stock issued	$6,264	$16,293
Dividends paid	(6,311)	(5,963)
Borrowings from line of credit	198,500	—
Repayment of long-term borrowings	(213,000)	—

Net Cash (Used In) Provided By Financing Activities	$(14,547)	$10,330

	Six Months Ended April 30,
	2008	2007

Net Cash Provided By (Used In) Operating Activities	$20,957	$(28,965)

Net Cash Used In Investing Activities	$(436,461)	$(15,101)

Common stock issued	$7,788	$20,568
Dividends paid	(12,571)	(11,818)
Borrowings from line of credit	585,000	—
Repayment of long-term borrowings	(283,500)	—

Net Cash Provided By Financing Activities	$296,717	$8,750

INCOME STATEMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2008	2007	(Decrease)

Revenues
Sales and other income	$938,534	$697,851	34.5%
Expenses
Operating expenses and cost of goods sold	833,317	619,313	34.6%
Selling, general and administrative expenses	74,441	51,601	44.3%
Goodwill impairment	4,500	—	—
Intangible amortization	2,544	1,331	91.1%

Total operating expenses	914,802	672,245	36.1%

Operating income	23,732	25,606	(7.3)%
Interest expense	3,858	109	—

Income before income taxes	19,874	25,497	(22.1)%
Provision for income taxes	8,802	8,775	0.3%

Net Income	$11,072	$16,722	(33.8)%

Net Income Per Common Share
Basic	$0.22	$0.34	(35.3)%
Diluted	$0.22	$0.33	(33.3)%
Average Common And Common Equivalent Shares
Basic	50,424	49,385	2.1%
Diluted	51,299	50,754	1.1%
Dividends Declared Per Common Share	$0.125	$0.12	4.2%

	Six Months Ended April 30,		Increase
	2008	2007	(Decrease)

Revenues
Sales and other income	$1,861,170	$1,401,400	32.8%
Expenses
Operating expenses and cost of goods sold	1,666,239	1,249,418	33.4%
Selling, general and administrative expenses	146,441	110,214	32.9%
Goodwill impairment	4,500	—	—
Intangible amortization	4,925	2,671	84.4%

Total operating expenses	1,822,105	1,362,303	33.8%

Operating income	39,065	39,097	(0.1)%
Interest expense	8,590	242	—

Income before income taxes	30,475	38,855	(21.6)%
Provision for income taxes	13,039	13,429	(2.9)%

Net Income	$17,436	$25,426	(31.4)%

Net Income Per Common Share
Basic	$0.35	$0.52	(32.7)%
Diluted	$0.34	$0.51	(33.3)%
Average Common And Common Equivalent Shares
Basic	50,268	49,075	2.4%
Diluted	51,105	50,245	1.7%
Dividends Declared Per Common Share	$0.25	$0.24	4.2%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2008	2007	(Decrease)

Sales and Other Income
Janitorial	$625,542	$399,518	56.6%
Parking	124,512	118,521	5.1%
Security	82,285	77,549	6.1%
Engineering	79,346	72,044	10.1%
Lighting	26,195	28,923	(9.4)%
Corporate	654	1,296	(49.5)%

	$938,534	$697,851	34.5%

Operating Profit
Janitorial	$29,844	$23,758	25.6%
Parking	4,364	7,967	(45.2)%
Security	1,473	(434)	—
Engineering	4,286	2,896	48.0%
Lighting	(685)	590	—
Lighting goodwill impairment	(4,500)	—	—
Corporate expenses	(11,050)	(9,171)	20.5%

Operating Profit	23,732	25,606	(7.3)%
Interest expense	(3,858)	(109)	—

Income before income taxes	$19,874	$25,497	(22.1)%

	Six Months Ended April 30,		Increase
	2008	2007	(Decrease)

Sales and Other Income
Janitorial	$1,231,587 *	$799,744	54.0%
Parking	248,467	233,327	6.5%
Security	163,226	158,367	3.1%
Engineering	161,161	146,822	9.8%
Lighting	55,095	59,980	(8.1)%
Corporate	1,634	3,160	(48.3)%

	$1,861,170	$1,401,400	32.8%

Operating Profit
Janitorial	$50,786 *	$40,600	25.1%
Parking	8,253	11,007	(25.0)%
Security	2,865	666	—
Engineering	7,812	5,970	30.9%
Lighting	(809)	1,265	—
Lighting goodwill impairment	(4,500)	—	—
Corporate expenses	(25,342)	(20,411)	24.2%

Operating Profit	39,065	39,097	(0.1)%
Interest expense	(8,590)	(242)	—

Income before income taxes	$30,475	$38,855	(21.6)%

*	Includes OneSource results for the period from November 14, 2007 to April 30, 2008.

Reconciliation of ABM Industries Non-GAAP Earnings from Operations to Consolidated Operating Profit in Accordance with Generally Accepted Accounting Principles (GAAP) Second Quarter and YTD 2008 vs. 2007
(in millions)

	Quarter ended April 30,		YTD April 30,
	2008	2007	2008	2007
ABM Industries Incorporated

Reconciliation:
Operating Profit	$23.7	$25.6	$39.1	$39.1

Items Impacting Comparability:
Corporate Initiatives/OneSource Integration	4.8	—	7.5	—
Insurance Benefit Adjustment	(7.2)	—	(7.2)	(4.2)
Parking Gain — Lease Termination	—	(5.0)	—	(5.0)
Goodwill Impairment — Lighting	4.5	—	4.5	—

Total	$2.1	$(5.0)	$4.8	$(9.2)

Non-GAAP Earnings from Operations	$25.8	$20.6	$43.9	$29.9

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Earnings Guidance for 2008

Fiscal Year 2008
Per Diluted Share
Net Income

2008 High Estimate	$1.15
2008 Low Estimate	$1.00

Adjustment (a)
2008 Estimate	0.20

Earnings — 2008 High Estimate	$1.35

Earnings — 2008 Low Estimate	$1.20

(a)	The adjustment includes: costs associated with the implementation of a new payroll and human resources information system and the upgrade of the Company’s accounting system; the corporate move to New York; the transition of certain back office functions to the Company’s Shared Services Center in Houston, Texas; implementation costs associated with OneSource; a benefit from the reduction of insurance reserves related to prior years; and a charge associated with impairment of goodwill in the Lighting segment. The low end of the estimated adjustment is $0.20; the high end of the estimated adjustment is $0.25. For purposes of the reconciliation, the Company is using $0.20; the existence of the range of the estimated adjustment does not alter the Company’s non-GAAP or GAAP guidance estimate.